EXHIBIT 21.1



                                  SUBSIDIARIES
                                       OF
                       ST. MARY LAND & EXPLORATION COMPANY


A. Wholly-owned subsidiaries of St. Mary Land & Exploration Company, a Delaware corporation:

          1.        St. Mary Minerals, Inc., a Colorado corporation
          2.        Parish Corporation, a Colorado corporation
          3.        St. Mary Operating Company, a Colorado corporation
          4.        Nance Petroleum Corporation, a Montana corporation
          5.        St. Mary Energy Company, a Delaware corporation
          6.        Roswell LLC, a Texas limited liability company

B.        Other subsidiaries of St. Mary Land & Exploration Company

          1. Box Church Gas Gathering LLC, a Colorado limited liability company (58.6754%)
          2. Centennial Oil & Gas LLC, a Texas limited liability company (50%)

C.        Wholly-owned subsidiaries of Parish Corporation:

          1.        Natasha Corporation, a Colorado corporation
          2.        Lucy Corporation, a Colorado corporation

D.        Partnership interests held by Parish Corporation:

          1. Hilltop Investment Partners, a Colorado general partnership (50%)
          2.        C-470 Venture, a Colorado general partnership (68.858%)
          3.        Parish Ventures, a Colorado general partnership (100%)

E.        Subsidiaries of Lucy Corporation:

          1. St. Mary East Texas LP, a Texas limited partnership (99%) (the remaining 1% interest is held by St. Mary Land & Exploration Company)